Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Inter-Tel Incorporated 1997 Long-Term Incentive Plan and Acquisition Stock Option Plan of our report dated February 13, 2002 with respect to the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


Ernst & Young LLP
Phoenix, Arizona
March 22, 2002